UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 29, 2010

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02            Unregistered Sales of Equity Securities.

On November 29, 2010, Theravance, Inc. (the “Company”) completed the sale of 5,750,000 shares of its common stock (the “Shares”) to Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the “Purchaser”) at a price of $22.50 per share (the “Private Placement”).  The Private Placement was made pursuant to the Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) previously attached as Exhibit 10.1 and described in our Current Report on Form 8-K filed with the SEC on November 29, 2010 (the “Prior Current Report”). The description of the Common Stock Purchase Agreement in Item 1.01 under the heading “Entry Into a Material Definitive Agreement” in the Prior Current Report is incorporated herein by reference.

The Private Placement resulted in aggregate gross proceeds of $129,375,000 before deducting transaction expenses. Neither the Company nor the Purchaser engaged any investment advisors with respect to the Private Placement, and no finders’ fees were paid or will be paid to any party in connection therewith. The Shares were issued and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: November 29, 2010	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Sr. Vice President, General Counsel and Secretary

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